POWER OF ATTORNEY

	I, Pedro A. Ramos, hereby authorize and designate:

--Monica M. Gaudiosi, Vice President and General Counsel, Secretary --Jessica A. Milner, Vice President-Law, UGI International, LLC
--Pamela A. Meredith, Counsel
--Joshua Samples, Associate Counsel
--Jean M. Jones, Senior Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position as a Director of AmeriGas Propane, Inc., the General Partner of AmeriGas Partners, L.P. The duration of this authorization shall be coextensive with my reporting obligations as a present or former Director of AmeriGas Propane, Inc. under Section 16 of the Act.

Date:  July 23, 2018					/s/ Pedro A. Ramos
						     Name:  Pedro A. Ramos

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY


On this 23 day of July, 2018, Pedro A. Ramos personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Antonia J. Foster
Notary Public
My Commission Expires:   May 24, 2021